Exhibit 3.11
ARTICLES OF INCORPORATION
OF
AMERICAN SWITCHGEAR CORPORATION
     The undersigned, desiring to form a corporation for profit, under Ohio Revised Code §1701.01 et seq. do hereby certify:

FIRST:	The name of said corporation shall be American Switchgear Corporation.

SECOND:	The principal office of said corporation is to be located at North Canton in Stark County, Ohio.

THIRD:	The purpose of said corporation is to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code, including but not limited to the manufacturing and selling of air magnetic circuit breakers and related products.

FOURTH:	The maximum number of shares which the corporation is authorized to have outstanding is 15,000 shares, all of which shall be common shares without par value.

FIFTH:	The amount of stated capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH:	Shareholders shall have no preemptive right to subscribe to any or all additional issues of stock of this corporation of any or all classes.

SEVENTH:	The corporation may purchase or otherwise acquire, redeem, hold and reissue the shares of its capital stock.

EIGHTH:	Section 1. The corporation shall indemnify any director, officer, or employee, or a former director, officer, or employee of the corporation, against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, amounts paid in settlement and other liabilities incurred in connection with the defense of any pending or threatened action, suit, or proceeding, whether criminal, civil, administrative or investigative, to which such director, officer or employee is or could reasonably expect to be made a part by reason of being or having been such director, officer, or employee, provided:

(a) that such person was not, and has not been adjudicated to have been, negligent or guilty of misconduct in the performance of his duty to the Corporation;

(b) that he acted in good faith in what he reasonably believed to be the best interests of the corporation; and

(c) that, in any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The determination as to (a), (b) and (c) above shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not or were not parties to or threatened with such action, suit, or proceeding, or any other action, suit, or proceeding arising from the same or similar operative facts; or (2) if such a quorum is not obtainable, or even if obtainable if a majority of such quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) to whom the matter may be referred by a majority of disinterested directors; or (3) if there be no disinterested directors, or if a majority of the disinterested directors, whether or not a quorum, so directs, by vote in person or by proxy of the holders of a majority of the corporation’s shares entitled to vote in the election of directors.

The termination of any claim, action, suit, or proceeding by judgment, order, settlement, conviction, or plea of guilty or nolo contendere shall not create a presumption that such person did not meet the standards of conduct referred to above.

To the extent that any such person has been successful on the merits, on procedural grounds, or otherwise with respect to any such action, suit, or proceeding, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses incurred in connection therewith without the determination specified above.

The Board of Directors, whether a disinterested quorum exists or not, may advance expenses to any such person for the defense of any such action, suit, or proceeding, or threat thereof, prior to any final disposition thereof, upon receipt of a satisfactory undertaking by such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation as herein authorized.

The indemnification provided by this Article shall not be deemed exclusive of, or in any way to limit, any other rights to which any person indemnified may be or may be or may become entitled as a matter of law, by the articles, regulations, agreements, insurance, vote of stockholders, or other-

wise, with respect to action in his official capacity, and shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the executors, and administrators of such a person.

Section 2. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of the Ohio Revised Code.

Section 3. If any part of this Article shall be found, in any action, suit, or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

NINTH:	The foregoing clauses shall be construed both as objects and powers, but no recitation, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers are hereby included.
     IN WITNESS WHEREOF, we have hereunto set our hands this 13th day of April, 1976.

/s/ Keith Knowles
Name:	Keith Knowles

/s/ Charles H. Ross
Name:	Charles H. Ross

/s/ Theodore V. Swaldo
Name:	Theodore V. Swaldo

/s/ Ralph K. Leidy
Name:	Ralph K. Leidy

STATE OF OHIO
                              SS:
STARK COUNTY
     Before me, a Notary Public in and for said County and State, personally appeared the above named Keith Knowles, Charles H. Ross, Theodore V. Swaldo, and Ralph K. Leidy, who acknowledged that they did sign the foregoing Articles of Incorporation and that the same was their free act and deed.
     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed by official seal at Canton, Ohio, this 13th day of April, 1976.

/s/ Fred H. Hollinger Jr.
Notary Public

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
AMERICAN SWITCHGEAR CORPORATION
     Keith Knowles, President and Ralph K. Leidy, Secretary of American Switchgear Corporation, an Ohio corporation, with its principal office located at North Canton, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 8th day of August, 1977, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal the following resolution was adopted to amend the Articles:
RESOLVED, that Article Fourth of the Articles of Incorporation of American Switchgear Corporation be, and it hereby is, amended so as to read:
FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 16,000 shares divided into two classes. The first class consists of 15,000 common shares without par value. The other class consists of 1,000 preferred shares with a par:, value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
(a) Dividends. The holders of the preferred shares shall be entitled to receive or have set apart, out of the surplus or net profits of the Corporation, as and when declared by the Board of Directors, a dividend at the rate of $16.00 per shire per annum, noncumulative, on all such preferred shares outstanding at the time, which dividend shall be payable yearly, half-yearly, or quarterly as the Board of Directors may from time to time fix and determine, and before any dividend shall be set apart for or paid on the common shares. Whenever a dividend is declared or paid on the preferred shares, the Board of Directors may, if in its judgment the surplus or net profits of the Corporation, after deducting the amount of dividends to accrue on the preferred shares during the current year, shall be sufficient for such purpose, then and thereafter declare and pay a dividend on the common shares.

(b) Liquidation. In the case of dissolution, liquidation, or winding up of the Corporation, the holders of preferred shares shall be paid the par value of such preferred shares before any amount shall be payable to the holders of the common shares; after the payment of the par value of such preferred shares to the holders thereof, the balance of the assets and funds of the Corporation shall be distributed wholly among the holders of the common shares. The consolidation or merger of the Corporation at any time, or from time to time, with any corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be construed as a dissolution, liquidation or wind up of the Corporation within the meaning hereof.
(c) Redemption. The preferred shares at any time outstanding may be redeemed by the Corporation, in whole or in part, at any time or from time to time, at the option of the Board of Directors upon not less than ten (10) days’ prior written notice to the holders of record of the preferred shares to be redeemed, at $200.00 per share plus a premium equal to $10.00 per share per year for each year dividends were not paid on such preferred shares. If such notice is given by mail, it shall be deemed received by the shareholder from whom redemption is to be made when deposited by the Corporation in the mail, registered, postage prepaid, addressed to the last known address of such shareholder. If less than all of the outstanding preferred shares are to be redeemed, the redemption may be made either by lot or pro rata or by such other method as the Board of Directors in its discretion may determine, including, without limitation of the foregoing, the right to designate which shareholder shall be required to surrender any part or all of the preferred shares owned by him. If such notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside so as to be available therefor, then notwithstanding that any certificate for preferred shares so called for redemption shall not have been surrendered for cancellation, all dividends on such preferred shares shall cease to accrue, and all rights with respect to such preferred shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest.

(d) Voting: Except as otherwise expressly required by law and as otherwise expressly provided herein, the entire voting power of the Corporation shall be vested in the common shareholders, and each common share shall be entitled to one vote. In the event that the Board of Directors shall fail for three consecutive years to declare and pay dividends as provided in this Article on the outstanding preferred shares, the holders of preferred shares shall become entitled to two (2) votes for each share of such preferred share at any meeting of the Corporation, along with the holders of common shares who shall continue to be entitled to one (1) vote for each common share. Such right to vote preferred shares shall continue so long as, and no longer than, all omitted, annual, noncumulative dividends remain unpaid.
     IN WITNESS WHEREOF, said Keith Knowles, President, and Ralph K. Leidy, Secretary, of American Switchgear Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names this 7th day of August, 1977.

AMERICAN SWITCHGEAR CORPORATION
By	/s/ Keith Knowles
Keith Knowles, President

By	/s/ Ralph K. Leidy
Ralph K. Leidy, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
AMERICAN SWITCHGEAR CORPORATION
     Keith Knowles, President, and Ralph K. Leidy, Secretary of American Switchgear Corporation, an Ohio corporation, with its principal office located at North Canton, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 24th day of January, 1978, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal the following resolution was adopted to amend the Articles:
     RESOLVED, that the Articles of Incorporation of American Switchgear Corporation, as amended by Certificate of Amendment filed in the office of the Secretary of State of the State of Ohio on the 10th day of August, 1977, be, and the same hereby are, amended as follows:
(1) By striking out the first paragraph of Article Fourth which now reads as follows:
The aggregate number of shares which the Corporation is authorized to issue is 16,000 shares divided into two classes. The first class consists of 15,000 common shares without par value. The other class consists of 1,000 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
And inserting in lieu thereof the following:
The aggregate number of shares which the Corporation is authorized to issue is 26,500 shares divided into two classes. The first class consists of 25,000 common shares without par value. The other class consists of 1,500 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
(2) By striking out the entire paragraph of Article Seventh, which now reads:
The corporation may purchase or otherwise acquire, redeem, hold and reissue the shares of its capital stock.

The Corporation, through its Board of Directors, shall have the right and power (1) to determine the time when, the terms under which, and the consideration for which the Corporation issues, disposes of, or receives subscription for, its shares, including treasury shares; and (2) to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.
          IN WITNESS WHEREOF, said Keith Knowles, President, and Ralph K. Leidy, Secretary, of American Switchgear Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names this 24th day of January, 1978.

AMERICAN SWITCHGEAR CORPORATION
By	/s/ Keith Knowles
Keith Knowles, President

By	/s/ Ralph K. Leidy
Ralph K. Leidy, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
AMERICAN SWITCHGEAR CORPORATION
Keith Knowles, President, and Ralph K. Leidy, Secretary of American Switchgear Corporation, an Ohio corporation, with its principal office located at North Canton, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 18th day of December, 1979, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal the following resolution was adopted to amend the Articles:
RESOLVED, that the Articles of Incorporation of American Switchgear Corporation, as amended, be, and the same hereby are, amended as follows:
(1) By striking out the first paragraph of Article Fourth which now reads as follows:
The aggregate number of shares which the Corporation is authorized to issue is 26,500 shares divided into two classes. The first class consists of 25,000 common shares without par value. The other class consists of 1,500 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
and inserting in lieu thereof the following:
The aggregate number of shares which the Corporation is authorized to issue is 41,500 shares divided into two classes. The first class consists of 40,000 common shares without par value. The other class consists of 1,500 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
IN WITNESS WHEREOF, said Keith Knowles, President and Ralph K. Leidy, Secretary, of American Switchgear Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names this 21st day of December, 1979.

AMERICAN SWITCHGEAR CORPORATION
By	/s/ Keith Knowles
Keith Knowles, President

By	/s/ Ralph K. Leidy
Ralph K. Leidy, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
AMERICAN SWITCHGEAR CORPORATION
Keith Knowles, President, and Ralph K. Leidy, Secretary of American Switchgear Corporation, an Ohio corporation, with its principal office located at North Canton, Ohio, do hereby certify that a meeting of the holders of the shares of said Corporation entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 4th day of August, 1982, at which meeting a quorum of such shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal the following resolution was adopted to amend the Articles:
RESOLVED, that the Articles of Incorporation of American Switchgear Corporation, as amended, be, and the same hereby are, amended as follows:
(1) By striking out the first paragraph of Article Fourth which now reads as follows:
The aggregate number of shares which the Corporation is authorized to issue is 41,500 shares divided into two classes. The first class consists of 40,000 common shares without par value. The other class consists of 1,500 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
and inserting in lieu thereof the following:
The aggregate number of shares which the Corporation is authorized to issue is 251,500 shares divided into two classes. The first class consists of 250,000 common shares without par value. The other class consists of 1,500 preferred shares with a par value of $200.00 each. The express terms and provisions of the shares of each class are as follows:
IN WITNESS WHEREOF, said Keith Knowles, President and Ralph K. Leidy, Secretary, of American Switchgear Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their names this 30th day of August, 1982.

AMERICAN SWITCHGEAR CORPORATION
By	/s/ Keith Knowles
Keith Knowles, President

By	/s/ Ralph K. Leidy
Ralph K. Leidy, Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
ASC INDUSTRIES, INC.
FORMERLY KNOWN AS
AMERICAN SWITCHGEAR CORPORATION
Keith Knowles, President, and Jeanette Moore, Assistant Secretary of ASC INDUSTRIES, INC., formerly known as AMERICAN SWITCHGEAR CORPORATION, an Ohio corporation, with its principal office located in the city of North Canton, County of Stark, and State of Ohio, do hereby certify that a meeting of the shareholders was duly called and held on September 1, 1987, at which meeting a quorum of the shareholders was present in person or by proxy, which meeting was duly continued to November 2, 1987, at which continued meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise in excess of 67% of the voting power of the corporation, the following resolution was adopted to amend the Articles of Incorporation:
RESOLVED, that Article First of the Articles of Incorporation shall be amended so as to read:
FIRST: The name of said corporation shall be ASC INDUSTRIES, INC.
RESOLVED, that Article Fourth of the Articles of Incorporation shall be amended so as to read:
FOURTH: The aggregate number of shares which the corporation is authorized to issue is 252,500 shares, divided into three classes. The first class consists of 250,000 common shares without par value. The second class consists of 1,500 noncumulative preferred shares which shall be known as Class A preferred stock, and which shall have a par value of $200.00 each. The third class consists of 1,000 cumulative preferred shares which shall be known as Class B preferred stock, and which shall have a par value equal to $220.00 each. The express terms and provisions of the shares of each Class are as follows:
(a)	Dividends.
(i)	Class A Preferred. The holders of Class A preferred shares shall be entitled to receive or have set apart, out of the surplus or net profits of the Corporation, as and when declared by the Board of Directors, a dividend at the rate of $16.00 per share per annum, noncumulative, on all such preferred shares outstanding at the time, which dividend shall be payable yearly, half-yearly or quarterly as the Board of Directors may from time to time fix and determine, and before any dividend shall be set apart for or paid on the common shares. Whenever a dividend is declared or paid on Class A preferred shares, the Board of Directors may, if in its judgment the surplus or net profits of the Corporation, after deducting the amount of dividends to accrue on Class A preferred shares and Class B preferred shares during the current year shall be sufficient for such purpose, then and thereafter declare and pay a dividend on the common shares.

(ii)	Class B Preferred. The holders of Class B preferred shares shall be entitled to receive or have set apart, out of the surplus or net profits of the Corporation, as and when declared by the Board of Directors, a dividend at the rate of $16.00 per share per annum, cumulative, or all such preferred shares outstanding at the time, which dividend shall be payable yearly, half-yearly or quarterly as the Board of Directors may from time to time fix and determine, and before any dividend shall be set apart for or paid on the common shares. Whenever a dividend is declared or paid on Class B preferred shares, the Board of Directors may, if in its judgment the surplus or net profits of the Corporation, after deducting the amount of dividends to accrue on Class B preferred shares and Class A preferred shares during the current year shall be sufficient for such purpose, then and thereafter declare and pay a dividend on the common shares.
(b)	Liquidation.

In the case of dissolution, liquidation, or winding up of the Corporation, the holders of Class A preferred shares shall be paid the par value of such preferred shares plus a premium equal to $10.00 per share per year for each year dividends were not paid on such preferred stock before any amount shall be payable to the holders of the Class B preferred shares or common shares. After the payment of the par value plus premiums to the holders of Class A preferred shares, the holders of Class B preferred shares shall be paid the par value of such shares plus dividends accrued but unpaid on said shares before any amount shall be payable to the holders of the common shares. After the payment of the par value plus accrued but unpaid dividends to the holders of Class B preferred shares, the balance of the assets and funds of the Corporation shall be distributed wholly among the holders of the common shares. The consolidation or the merger of the Corporation at any time, or from time to time, with any corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be construed as a dissolution, liquidation, or winding up of the corporation within the meaning hereof.
(c)	Redemption.

The preferred shares at any time outstanding may be redeemed by the Corporation, in whole or in part, at any time or from time to time, at the option of the Board of Directors upon not less than ten (10) days’ prior written notice to the holders of record of the preferred shares to be redeemed. Class A preferred shares may be redeemed in exchange for either $220 per share plus a premium equal to $10.00 per share per year for each year dividends were not paid on such preferred shares or for a number of shares of Class B preferred stock of the Corporation equal to the number of Class A preferred shares redeemed, at the option of the Board of Directors. Class B preferred stock may be redeemed for par value plus accrued but unpaid dividends. If the required ten days’ notice is given by mail, it shall be deemed received by the shareholder from whom redemption is to be made when deposited by the Corporation in the mail, registered, postage prepaid, addressed to the last known address of such shareholder. If less than all of the outstanding preferred shares are to be redeemed, the redemption may be made either by lot or pro rata or by such other method as the Board of Directors in its discretion may determine, including without limitation of the foregoing, the right to designate which shareholder shall be required to surrender any part or all of the preferred shares owned by him. If such a notice of redemption shall have been duly given and if, on or before the redemption date specified in such notice, all funds or Class B preferred shares necessary for such redemption shall have been set aside so as to be available therefore, then notwithstanding that any certificate for preferred shares so called for redemption shall not have been surrendered for cancellation, all dividends on such preferred shares shall cease to accrue, and all rights with respect to such preferred shares shall forthwith on such redemption date cease and terminate, accept only the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest.

(d)	Voting.

Except as otherwise expressly required by law and as otherwise expressly provided herein, the entire voting power of the Corporation shall be vested in the common shareholders, and each common share shall be entitled to one vote. In the event that the Board of Directors shall fail for three consecutive years to declare and pay dividends as provided in this Article on the outstanding Class A preferred shares, the holders of such shares shall become entitled to two (2) votes for each share of Class A preferred stock at any meeting of the Corporation, along with the holders of common shares who shall continue to be entitled to one (1) vote for each common share. Such right to vote preferred shares shall continue so long as, and no longer than, all omitted, annual, dividends remain unpaid.

(e)	Transfer of Shares.
(i)	No shareholder of the Corporation shall sell, assign, transfer, encumber, pledge, hypothecate, or deliver his stock except as provided in this Article. If a shareholder desires to sell all or any portion of his shares of stock in the Corporation, he shall give written notice to the Corporation of his desire to do so, and shall offer such shares for redemption by the Corporation. Such offer shall remain in effect for thirty (30) days. If at the end of thirty days the Corporation declines to redeem such shares, the Corporation shall immediately notify all shareholders of the Corporation of the terms and conditions under which the shareholder is offering to transfer his stock, and the shareholders shall have thirty (30) days in which to purchase such stock.

(ii)	If neither the Corporation nor the shareholders exercise their right to the purchase of stock offered by a shareholder (the “initiating shareholder”) pursuant to subpart (e)(i) of this Article, and the initiating shareholder locates, within ninety (90) days of the expiration of the time limits in subpart (e)(i) of this Article, a third party who wishes to purchase such shares, the initiating shareholder shall notify the Corporation of the terms and conditions, including but not limited to the identity of the third party and price per share, of the proposed transaction. Within twenty (20) days after the third party deposits the funds required by the proposed transaction in escrow with the Secretary of the Corporation, the Corporation shall notify all remaining shareholders of such proposed transaction and such remaining shareholders shall have the right to participate in the sale of shares to the third party as set forth herein. All shareholders who desire to sell all or a portion of their shares to the third party shall deliver the shares to be tendered to the Secretary of the Corporation in escrow, duly endorsed with signature guaranteed and warranty of title, within twenty (20) days of the date of the notice from the Corporation. If fewer than the requisite number of shares are tendered, the Secretary shall return all shares to the tendering shareholders and all funds to the third party. If the exact number of shares are tendered, the secretary shall cause the shares to be transferred on the books of the Corporation to the third party and distribute the funds to the tendering shareholders. If an excess number of shares are tendered, the Secretary shall transfer the required number of shares to the third party from the tendering shareholders on a pro rata basis in which the numerator is the number of shares tendered by a shareholder and the denominator is the aggregate number of shares tendered; such fraction shall be rounded down to the nearest whole number except in the case of the initiating shareholder where the number shall be rounded up to eliminate the transfer of fraction shares. No fractional shares shall be transferred. The total number of outstanding shares of stock in the Corporation will not be increased or decreased by the procedure set forth in this Article.

(iii)	Nothing in this Article shall be construed to prohibit or restrict the transfer of stock in this Corporation by reason of death.

IN WITNESS WHEREOF, said Keith Knowles, President, and Jeanette Moore, Assistant Secretary, of ASC INDUSTRIES, INC., formerly known as AMERICAN SWITCHGEAR CORPORATION, acting for and on behalf of said corporation have hereunto subscribed their names this 11th day of November, 1987.

ASC INDUSTRIES, INC. FORMERLY KNOWN AS AMERICAN SWITCHGEAR CORPORATION
By:	/s/ Keith Knowles
President

By:	/s/ Jeanette Moore
Assistant Secretary

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
ASC INDUSTRIES, INC.
(FORMERLY KNOWN AS
AMERICAN SWITCHGEAR CORPORATION)
Theodore V. Swaldo, President, and Miles F. Kanne, Secretary of ASC INDUSTRIES, INC., formerly known as AMERICAN SWITCHGEAR CORPORATION, an Ohio corporation, with its principal office located in the City of North Canton, County of Stark, and State of Ohio, do hereby certify that a meeting of the shareholders was duly called and held on November 28, 1989, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise in excess of 67% of the voting power of the corporation, the following resolution was adopted to amend the Articles of Incorporation:
RESOLVED that the Articles of Incorporation of ASC Industries, Inc. be amended by deleting in its entirety Article Fourth, Subsection (e), Transfer of Shares.
IN WITNESS WHEREOF, said Theodore V. Swaldo, President, and Miles F. Kanne, Secretary of ASC INDUSTRIES, INC., formerly known as AMERICAN SWITCHGEAR CORPORATION, acting for and on behalf of said corporation have hereunto subscribed their names this 18 day of December, 1989.

ASC INDUSTRIES, INC. FORMERLY KNOWN AS AMERICAN SWITCHGEAR CORPORATION
By:	/s/ Theodore V. Swaldo
Theodore V. Swaldo, President

By:	/s/ Miles F. Kanne
Miles F. Kanne, Secretary